Exhibit 16.2

Terry Amisano Ltd	Amisano Hanson
Kevin Hanson, CA	Chartered Accountants

June 17, 2004

United States Securities and Exchange Commission
450 Fifth Street, NY
Washington, DC 20549

Commissioners:

We have read the statements made by Sterling Group Ventures, Inc. which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated June 16, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly

/s/ Amisano Hanson

Amisano Hanson
Chartered Accountants

750 West Pender Street, Suite 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net